EXHIBIT 99.1

Aerkomm Inc. Announces Cooperation with Telesat

Jun 26, 2020, 07:30 ET

FREMONT, Calif., June 26, 2020 /PRNewswire/ -- Aerkomm Inc. ("Aerkomm" or "the Company") (Euronext Paris: AKOM;OTCQX: AKOM), a development stage service provider of In-Flight Entertainment and Connectivity solutions for the airline industry, today announced that its wholly owned subsidiary, Aircom Pacific, Inc. ("Aircom") has entered into a cooperation agreement with Telesat Leo Inc. ("Telesat"), a wholly owned subsidiary of Telesat Canada. Telesat has grown to be one of the largest and most successful satellite operators providing critical connectivity solutions that tackle the world's most complex communications challenges, providing powerful advantages that improve their operations and drive growth.

Through this agreement, Aircom and Telesat will jointly collaborate to develop a test program for the Telesat low-Earth-orbit (LEO) Network, Telesat's network of low-earth orbit satellites for aircraft connectivity, to assess the technical and commercial viability of incorporating the Telesat LEO Network capacity into Aircom's portfolio and network.

Mr. Louis Giordimaina, CEO of Aerkomm, commented, "Aerkomm is pleased to enter into this cooperation agreement with Telesat. As part of our commitment to technological excellence, we have been evaluating solutions to offer next-generation capacity for our aviation connectivity platform. Our research leads us to believe that a hybrid geostationary/low-earth-orbit solution will have the ability to provide such capacity, and Telesat's LEO Network, a multi-terabit, high-throughput, low-latency open network infrastructure, is a fitting complement to our existing geostationary solution. We look forward to working with Telesat to test this industry-leading technology for commercialization, and hope to build a fruitful and long-term partnership."

Aircom and Telesat will collaborate in both technical and commercial activity. The two parties' technical collaboration includes testing network performance, leveraging Telesat's Phase 1 LEO satellite which has been in polar orbit since 2018, ensuring compatibility with existing Aircom solutions and future user terminal solutions, and end-to-end implementation within regulatory guidelines. Commercial collaboration will include optimizing business and operating models, joint presentations and information sessions with key customers and partners, and exploring a long-term joint development plan.

This cooperation agreement between Aircom and Telesat is preliminary and nonbinding and subject to the negotiation and execution of a definitive agreement. Aerkomm expects that a definitive agreement will be signed, although there can be no assurance when this will happen, if at all.

About Aerkomm Inc.

Aerkomm Inc. (OTCQX: AKOM; Euronext Paris: AKOM), operating through its wholly owned subsidiary, Aircom Pacific, Inc., is a development stage service provider of in-flight entertainment and connectivity solutions for the airline industry. The Company strives to become a leading provider of a wide range of in-flight broadband entertainment and connectivity services, including Wi-Fi connectivity, cellular networks, movies, gaming, live television, and music. Aerkomm aims to reshape the market for in-flight entertainment and connectivity services by offering on-board connectivity to its airline partners and passengers for free, generating revenue through advertising and on-board transactions.

More information about Aerkomm is available at www.aerkomm.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC File No. 333-237942) on April 30, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Rose Zu
ICR Inc.
Rose.Zu@icrinc.com
+1 (646) 277-1287

SOURCE Aerkomm Inc.